UNITED STATES
               SECURITIES AND EXCHANGE COMMISSION
                     Washington, D.C. 20549


                           FORM SB-2

    REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                      LORELEI CORPORATION
         (Name of small business issuer in its charter)


     Delaware                   6770                      13-405-8469
(State or jurisdiction   (Primary Standard Industrial   (I.R.S. Employer
of incorporation or      Classification Code Number)    Identification
organization)                                            No.)

63 Wall Street, Suite 1801, New York, NY 10005, (212) 344-1600

          (Address and telephone number of principal executive offices)


63 Wall Street, Suite 1801, New York, NY 10005, (212) 344-1600

      (Address of Principal place of business or intended principal place of business)

Schonfeld & Weinstein, LLP, 63 Wall Street, Suite 1801, New York, NY 10005
(212) 344-1600
      (Name, address, and telephone number of agent for service)


Approximate date of proposed sale to the public: as soon as practicable after the effective date of this Registration Statement and Prospectus.

                 Schonfeld & Weinstein, L.L.P.
                   63 Wall Street, Suite 1801
                       New York, NY 10005
                         (212) 344-1600


          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with
Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.



                      CALCULATION OF REGISTRATION FEE



Title of Each Class of   Amount       Proposed    Proposed    Amount of
Securities Being(1)      Being        Maximum     Maximum     Registration
Registered               Registered   Offering    Aggregate   Fee
                                      Price Per   Offering
                                      Share(2)    Price(2)

Shares of Common Stock   70,000       $0.50       $35,000      $9.24

TOTAL                    70,000                   $35,000      $9.24

(1) Estimated for purposes of computing the registration fee pursuant to Rule 457.
































                     Cross Reference Sheet
             Showing the Location In Prospectus of
           Information Required by Items of Form SB-2


  Part I.    Information Required in Prospectus

  Item
   No.           Required Item                         Location or Caption


  1.       Front of Registration Statement       Front of Registration
           and Outside Front Cover of            Statement and outside
           Prospectus                            front cover of Prospectus

  2.       Inside Front and Outside Back         Inside Front Cover Page
           Cover Pages of Prospectus             of Prospectus and Outside
           Front cover Page of
           Prospectus

  3.       Summary Information and Risk          Prospectus Summary;
           Factors                               High Risk Factors


  4.       Use of Proceeds                       Use of Proceeds


  5.       Determination of Offering             Prospectus Summary-
           Price                                 Determination of Offering
                                                 Price; High Risk Factors


  6.       Dilution                              Dilution


  7.       Selling Security Holders              Not Applicable


  8.       Plan of Distribution                  Plan of Distribution


  9.       Legal Proceedings                     Litigation


 10.       Directors, Executive Officers,        Management
              Promoters and Control Persons

 11.       Security Ownership of Certain         Principal Stockholders
           Beneficial Owners and Management      of Common Stock


(continued)

Part I   Information Required in Prospectus       Caption in Prospectus


 12.       Description of Securities             Description of Securities


 13.       Interest of Named Experts and         Legal Opinions; Experts
                   Counsel


 14.       Disclosure of Commission Position     Statement as to
           on Indemnification for Securities     Indemnification
              Act Liabilities


 15.       Organization Within Last              Management, Certain
           Five Years                            Transactions


 16.       Description of Business               Proposed Business,
                                                 Remuneration


 17.       Management's Discussion and           Proposed Business -
           and Analysis or Plan of               Plan of Operation
              Operation


 18.       Description of Property               Proposed Business


 19.       Certain Relationships and Related     Certain Transactions
           Transactions


 20.       Market for Common Stock and           Prospectus Summary,
           Related Stockholder Matters           Market for Registrant's
                                                 Common Stock and Related
                                                 Stockholders Matters;
                                                 Shares Eligible for Future
                                                 Sale.


 21.       Executive Compensation                Remuneration

 22.       Financial Statements                  Financial Statements

 23.       Changes in and Disagreements          Not Applicable
           with Accountants on Accounting
           and Financial Disclosure










                           PROSPECTUS

                      LORELEI CORPORATION
                    (A Delaware Corporation)
    70,000 Shares of Common Stock Offered at $0.50 per Share


     Lorelei Corporation ("Lorelei") offers for sale 70,000 shares of common stock, $.001 par value per share at a purchase price of $0.50 per share. The shares shall be sold exclusively by Lorelei on a "best-efforts, all or none basis" for a period of ninety (90) days (which may be extended an additional ninety (90) days). This offering shall be conducted directly by Lorelei without the use of a professional underwriter or securities dealer. Lorelei's offering is being made in compliance with Rule 419 of Regulation C. Rule 419 states that the offering proceeds and the securities to be issued to purchasers will be placed in an escrow account until the offering has been reconfirmed by Lorelei's shareholders and a business combination consummated in accordance with the provisions of such Rule. As per Rule 3a51-1(d) under the Securities Exchange Act of 1934, the securities being offered hereto constitute "penny stock," and as such, certain sales restrictions apply to these securities. Up to 20% of the offering may be purchased by officers, directors, current shareholders of Lorelei, and any of their affiliates or associates.


                    Price to                 Proceeds to
                   the Public                 Lorelei(2)

Per Share           $     0.50               $     0.50

TOTAL (1)           $35,000.00               $35,000.00



(1) These shares are offered by Lorelei on a "best-efforts, all or none basis".

(2) Before deducting offering expenses which include: Blue Sky fees, legal fees, accounting fees, printing fees, filing fees, estimated at $23,000.

     Lorelei is conducting a blank check offering subject to the Commission's Rule 419 of Regulation C. The offering proceeds, which will be $35,000.00, and the securities purchased by investors must be deposited into an escrow account. While held in the escrow account, the deposited securities may not be traded or transferred. Except for an amount up to 10% of the deposited funds, $3,500, otherwise releasable under the Rule, the deposited funds and the deposited securities may not be released until an acquisition is made which meets the criteria specified in Rule 419, and a sufficient number of investors reconfirm their investment in accordance with Rule 419's procedures. Rule 419 states that a new prospectus, which describes an acquisition candidate and its business and includes audited financial statements, will be delivered to all investors. Lorelei must return the pro rata portion of the deposited funds to any investor who does not elect to remain an investor. Unless a sufficient number of investors elect to remain so, all investors will be entitled to the return of their pro rata portion of the deposited funds and none of the deposited securities will be issued to investors. In the event an acquisition is not consummated within 18 months of the effective date, the deposited funds will be returned on a pro rata basis to all investors. Consider carefully the risk factors beginning on page 10 in this prospectus.



Neither the Securities and Exchange Commission nor any State Securities Commission has approved or disapproved of the securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

                       Lorelei Corporation
                         63 Wall Street
                           Suite 1801
                       New York, NY 10005


The date of this Prospectus is             .




             Dealer Prospectus Delivery Obligation

Until ________, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

                       TABLE OF CONTENTS




                                                       Page
PROSPECTUS SUMMARY                                       8
  Lorelei                                                8
  The Offering                                           8
  Offering in Compliance with Rule 419                   8
  High Risk Factors                                      9
  Determination of Offering Price                        9
  Use of Proceeds                                        9
SUMMARY FINANCIAL INFORMATION                           10
HIGH RISK FACTORS                                       10
INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION            18
UNDER RULE 419
Deposit of Offering Proceeds and Securities             18
  Prescribed Acquisition Criteria                       19
  Post-Effective Amendment                              19
  Reconfirmation Offering                               19
  Release of Deposited Securities and
  Deposited Funds                                       20
DILUTION                                                21
USE OF PROCEEDS                                         22
CAPITALIZATION                                          23
PROPOSED BUSINESS                                       24
  History and Organization                              24
  Plan of Operation                                     24
  Evaluation of Business Combination                    25
  Business combinations                                 28
  Regulation                                            28
  Employees                                             28
  Facilities                                            28
  Year 2000 Issues                                      28
MANAGEMENT                                              30
  Biography                                             30
  Other Blank Check Companies                           31
  Conflicts of Interest                                 31
  Remuneration                                          31
  Management Involvement                                31
STATEMENT AS TO INDEMNIFICATION                         31
MARKET FOR LORELEI'S COMMON STOCK                       32
CERTAIN TRANSACTIONS                                    32
PRINCIPAL STOCKHOLDERS                                  33
DESCRIPTION OF SECURITIES                               35
  Common Stock                                          35
  Future Financing                                      36
  Reports to Stockholders                               36
  Dividends                                             36
  Transfer Agent                                        36
PLAN OF DISTRIBUTION                                    36
EXPIRATION DATE                                         36
LITIGATION                                              38
LEGAL OPINIONS                                          38
EXPERTS                                                 38
FURTHER INFORMATION                                     38
FINANCIAL STATEMENTS                                    39
                       PROSPECTUS SUMMARY

The following is a summary of certain information contained in this prospectus and is qualified in its entirety by the more detailed information and financial statements (including notes thereto) appearing elsewhere in the prospectus and in the Registration Statement. Investors should carefully consider the information set forth in this prospectus under the heading "High Risk Factors".

Lorelei Corporation

Lorelei Corporation was organized under the laws of the State of Delaware on April 23, 1999. Lorelei was organized as a vehicle to acquire or merge with a target business or company in a business combination. Management believes that Lorelei's characteristics as an enterprise with liquid assets, nominal liabilities, and flexibility in structuring will make Lorelei an attractive combination candidate. None of Lorelei's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representative of the owners of any business regarding the possibility of an acquisition or merger transaction. Lorelei does not intend to engage in the business of investing, reinvesting or trading in securities as its primary business or pursue any business which would render Lorelei an "investment company" as defined by the Investment Company Act of 1940.

Since organization of Lorelei, its activities have been limited to the sale of initial shares in connection with its organization and its preparation in producing a registration statement and prospectus for its initial public offering. Lorelei will not engage in any substantive commercial business following the offering. Lorelei maintains its offices at the offices of Schonfeld & Weinstein, L.L.P., at 63 Wall Street, Suite 1801, New York, New York. Lorelei's phone number is 212-344-1600.

The Offering

Securities offered..................70,000 shares of common stock, $.001 par value, being offered at $0.50 per
                                                                share.

Common Stock outstanding
prior to the offering...............200,000 shares.*

Common Stock to be
outstanding after the offering......270,000 shares.*

*On November 12, 1999, Lorelei granted Ms. Jo-Ann Vidaver an option to buy 10,000 shares at $.10 per share; the option grant shall expire on November 12, 2002.

Offering Conducted in Compliance with Rule 419

Lorelei is a blank check company and consequently this offering is being conducted in compliance with the Commission's Rule 419. The securities purchased by investors and the funds received in the offering will be deposited and held in the Rule 419 escrow account until an acquisition meeting specific criteria is completed. Lorelei must update the registration statement with a post-effective amendment, and Lorelei shareholders will have the opportunity to reconfirm their investments in Lorelei. Those shareholders who do not reconfirm their investments will be refunded their investments on a pro-rata basis. Lorelei has 18 months from its effective date to consummate a business combination.

High Risk Factors

Investments in the securities of Lorelei are highly speculative, involve a high degree of risk, and should be purchased only by persons who can afford to lose their entire investment.

Determination of Offering Price

Lorelei has arbitrarily determined the offering price of $0.50 per share for the shares offered. The price bears no relation to Lorelei's assets, book value, or any other customary investment criteria, including Lorelei's prior operating history.

Use of Proceeds

Of the $35,000 offering proceeds deposited into the Rule 419 escrow account, 10% ($3,500) may be released to Lorelei prior to the shareholder reconfirmation offering. Management intends to request release of these funds from the Rule 419 escrow account. Lorelei will receive the remainder of the deposited funds in the event a business combination is consummated.


                  SUMMARY FINANCIAL INFORMATION


The following is a summary of Lorelei's consolidated financial information and is qualified in its entirety by the audited financial statements appearing in this prospectus.


                        From Inception
                    (April 23, 1998)through
                       September 30, 1999




Statement of Income Data:
  Net Sales                      $ -0-
  Net Loss                       $ (3,773)
  Net Loss Per Share             $ (.0189)
  Shares Outstanding at 9/30/99    200,000



                                                              Pro-Forma
                                       As of              September 30, 1999


September 30, 1999    After Offering (1)


Balance Sheet Data
  Working Capital                       $ 1,227            $ 4,727
  Total Assets                          $20,000            $40,000
  Long Term Debt                        $ -0-              $ -0-
  Total Liabilities                     $ 3,773            $ 3,773
  Shareholders' Equity                  $16,227            $36,227


(1) $31,500 of this amount will be restricted pursuant to Rule 419. Upon the sale of all the shares in this offering, Lorelei will receive deposited funds of approximately $35,000, all of which must be deposited in the Rule 419 escrow account. $3,500 may be used by Lorelei as capital in order to seek a business combination. Lorelei's management intends to request release of these funds from escrow.


                       HIGH RISK FACTORS

THE SECURITIES OFFERED HEREBY ARE HIGHLY SPECULATIVE IN NATURE AND INVOLVE AN EXTREMELY HIGH DEGREE OF RISK AND SHOULD BE PURCHASED ONLY BY PERSONS WHO CAN AFFORD TO LOSE THEIR ENTIRE INVESTMENT.

1. Anticipated change in control and management. Upon the successful completion of a business combination, Lorelei anticipates that it will have to issue to the target company authorized but unissued common stock in Lorelei which when issued will comprise a majority of the then issued and outstanding shares of common stock of Lorelei. Therefore, Lorelei anticipates that upon the consummation of a business combination there will be a change of control in Lorelei which will most likely result in the resignation or removal of Lorelei's present officers and directors. If there is a change in management, no assurance can be given as to the experience or qualification of such persons either in the operation of Lorelei's activities or in the operation of the business, assets or property being acquired.

2. We have no operations to date and may not become profitable. Lorelei was incorporated in the State of Delaware on April 23, 1999 and has had no operations to date. Lorelei was formed to serve as a vehicle to effect a business combination. There is no assurance Lorelei's intended acquisition or merger activities will be successful or result in revenue or profit to Lorelei. Since Lorelei has not yet attempted to seek a business combination, and due to Lorelei's lack of experience, there is only a limited basis upon which to evaluate Lorelei's prospectus for achieving its intended business objectives. Lorelei faces all risks that are associated with any new business. Any investment in Lorelei should be considered an extremely high risk investment. As of the date of this prospectus, Lorelei has not entered into or negotiated any arrangements for a business combination with a target business.

3.  We may not have sufficient funds to find a business combination.
Rule 419 states that 90% of the net proceeds of this offering, must be held in escrow pending the consummation of a business combination which transaction must occur within eighteen (18) months of the effective date of this offering. Rule 419 permits 10% of the net proceeds to be disbursed to Lorelei from the Rule 419 escrow account prior to the consummation of a business combination. Lorelei intends to request release of this money. If Lorelei does not request release of these funds, Lorelei will receive these funds in the event a business combination is consummated in accordance with Rule 419.

4.  Investors will have no access to their funds while held in escrow.
Lorelei is offering for sale 70,000 shares, at $0.50 per share. The maximum offering period is six months. There is no commitment by any other person to purchase all or any portion of the shares offered and consequently, there is no assurance that all 70,000 shares will be sold during the offering period. Investors have no right to the return or the use of their funds and cannot earn interest thereon until conclusion of the offering which may continue for a period of up to six months after the effective date. Even upon the sale of the 70,000 shares, the investors funds (reduced to reflect payments for expense amounts, if any, otherwise released as permitted by Rule 419) may remain in the escrow account, which is non-interest bearing, and the investors will have no right to the return of or the use of their funds for a period of 18 months from the effective date.

Investors will be offered return of their pro rata portion of the funds held in escrow only in connection with the reconfirmation offering required to be conducted upon execution of an agreement to acquire a target business which represents 80% of the maximum offering proceeds. If Lorelei is unable to locate a target business meeting the above acquisition criteria, investors will have to wait 18 months from the effective date before a pro-rata portion of their funds is returned without interest thereon.

5. There may be an insufficient number of investors to reconfirm their investments. A business combination with a target business cannot be consummated unless, in connection with the reconfirmation offering required by Rule 419, Lorelei can successfully convince a sufficient number of investors representing 80% of the maximum offering proceeds to elect to reconfirm their investments. If, after completion of the reconfirmation offering, a sufficient number of investors do not reconfirm their investment, the business combination will not be consummated. In such event, none of the deposited securities held in escrow will be issued and the deposited funds will be returned to investors on a pro-rata basis.

6. Lorelei has extremely limited capitalization. As of September 30, 1999, Lorelei had assets of $16,227 and $3,773 of liabilities. There was $5,000 available in Lorelei's treasury as of September 30, 1999. Upon the sale of all the shares in this offering, Lorelei will receive net proceeds of approximately $35,000, all of which must be deposited in the Rule 419 escrow account. $3,500 may be used by Lorelei as capital in order to seek a business combination. Lorelei's management intends to request release of these funds from escrow. If Lorelei does not request release of these funds, Lorelei will receive the funds in the event a business combination is consummated in accordance with Rule 419. The costs of conducting Lorelei's business activities will be paid by the money in Lorelei's treasury. Assuming suitable prospects are identified, if ever, Lorelei may be unable to complete an acquisition or merger due to a lack of sufficient funds. Therefore, Lorelei may require additional financing in the future in order to consummate a business combination. Such financing may consist of the issuance of debt or equity securities. Lorelei cannot give any assurances that such funds will be available, if needed, or whether they will be available on terms acceptable to Lorelei. It is unlikely that Lorelei will need additional funds, but it may occur if a target company insists Lorelei obtain additional capital. Such financing will not occur without shareholder approval. Lorelei will not borrow funds from its officers, directors or current shareholders. If Lorelei does not consummate an acquisition or purchase within 18 months of the effective date, Lorelei must return all the funds, minus certain deductions, back to the investors.

7. Escrowed securities may not be transferred, which render invalid any contracts for sale to be satisfied by delivery of these securities. No transfer or other disposition of the deposited securities shall be permitted other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986, or Title 7 of the Employee Retirement Income Security Act, or the underlying rules. Rule 15g-8 states that it is unlawful for any person to sell the securities (or any interest in or related to the securities) held in the Rule 419 escrow account other than pursuant to a qualified domestic relations order (i.e., divorce proceedings). Therefore, any and all contracts for sale to be satisfied by delivery of the deposited securities (e.g. contracts for sale on a when as, and if issued basis) and sales of derivative securities to be settled by delivery of the securities are prohibited. It is further prohibited to sell any interest in the deposited securities (or any derivative securities) whether or not physical delivery is required.

8. We have not specified a particular industry in which to search for a target business. To date, Lorelei has not selected any particular industry in which to concentrate its business combination efforts. As a result, the search for a merger candidate may take several months. Additionally, the industry of a potential target business may have its own risks which are currently unascertained by Lorelei.

9. We will be competing with many other entities. In relation to its competitors, Lorelei is and will continue to be an insignificant participant in the business of seeking business combinations. A large number of established and well-financed entities, including venture capital firms, have recently increased their merger and acquisition activities. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Lorelei and, consequently, Lorelei will be at a competitive disadvantage in identifying suitable merger or acquisition candidates and successfully consummating a proposed merger or acquisition. Also, Lorelei will be competing with a large number of other small, blank check companies.

10. Lorelei's officers and directors may have conflicts of interests. Lorelei's directors and officers are or may become, in their individual capacities, officers, directors, controlling shareholders and/or partners of other entities engaged in a variety of businesses. Each officer and director of Lorelei is engaged in business activities outside of Lorelei and the amount of time they will devote to Lorelei's business will only be about five (5) to twenty (20) hours each month. There exists potential conflicts of interest including, among other things, time effort and business combinations with other such entities. Conflict with other blank check companies with which members of management may become affiliated in the future may arise in the pursuit of business combinations. Lorelei's officers and directors are not currently involved in other blank check companies. Lorelei's officers and directors may be involved as officers and directors of other blank check companies in the future. A potential conflict of interest may result if and when any officer of Lorelei becomes an officer or director of another company, especially another blank check company. There is presently no requirement contained in Lorelei's Articles of Incorporation, Bylaws or minutes which requires that officers and directors of Lorelei disclose to Lorelei any target businesses which come to their attention. The officers and directors do, however, have a fiduciary duty of loyalty to Lorelei to disclose to Lorelei any target businesses which come to their attention in their capacity as an officer and/or director of Lorelei or otherwise. Included in this duty would be target businesses which the person learns about through his involvement as an officer and director of another company. Lorelei will not purchase the assets of any company which is beneficially owned by any officer, director, promoter or affiliate or associate of Lorelei. Management plans on examining a target business's financial statements (including balance sheets, statements of cash flow, stockholders' equity, etc.) its assets and liabilities and its projections for future growth. This information will also be considered by the shareholders who, based on this information, will determine, as part of the Rule 419 reconfirmation offering, whether a merger with such a target business is beneficial to Lorelei.

11.  There may be disadvantages to investing in a blank check offering.
In making an investment in Lorelei, investors should recognize that they may be doing so under terms which may ultimately be less favorable than making an investment directly in a company with a specific business. Investors in this offering may not be afforded an opportunity to specifically approve or consent to any particular stock buy-out transaction. Lorelei's business may involve the acquisition of or merger with a company which does not need substantial additional capital but which desires to establish a public trading market for its shares. A company which seeks Lorelei's participation in attempting to consolidate its operations through a merger, reorganization, asset acquisition, or some other form of combination may desire to do so to avoid what they may deem to be adverse consequences of themselves undertaking a public offering. Factors considered may include time delays, significant expense, loss of voting control and the inability or unwillingness to comply with various federal and state laws enacted for the protection of investors.

12. Lorelei has engaged in no market research, nor has it identified a merger candidate. Lorelei has neither conducted nor have others made available to it results of market research concerning the feasibility of a business combination with a target business. Therefore, management has no assurances that market demand exists for an acquisition or merger as contemplated by Lorelei. Management has not identified any particular industry or specific business within an industry for evaluation by Lorelei. There is no assurance Lorelei will be able to form a business combination with a target business on terms favorable to Lorelei.

13. Lorelei's success is dependent on its management. Lorelei's officers and director have only limited experience in the business activities in which Lorelei intends to engage. Management believes it has sufficient experience to implement Lorelei's plan, although there is no assurance that additional managerial assistance will not be required. As Lorelei has not yet begun its search for a target business, its officers and directors have not yet done any work for Lorelei. None of Lorelei's officers and directors are professional business analysts. Success of Lorelei depends on the active participation of its officers. These officers have not entered into employment agreements with Lorelei and they are not expected to do so in the foreseeable future. Lorelei has not obtained key man life insurance on any of its officers or directors.

14. We have no current contemplated business combinations. As of the date of this prospectus, none of Lorelei's officers, directors, promoters, their affiliates or associates have had any preliminary contact or discussions and there are no present plans, proposals, arrangements or understandings with any representatives of the owners of any target business regarding the possibility of a business combination.

15. Lorelei will most likely only be able to engage in a single business combination. In the event Lorelei is successful in identifying and evaluating a suitable business combination, Lorelei will in all likelihood, be required to issue its common stock in an acquisition or merger transaction. Inasmuch as Lorelei's capitalization is limited and the issuance of additional common stock will result in a dilution of interest for present and prospective shareholders, it is unlikely Lorelei will be capable of negotiating more than one acquisition or merger. Consequently, Lorelei's lack of diversification may subject Lorelei to economic fluctuation within a particular industry in which a target company conducts business.

16. Lorelei will be subject to regulation under the Securities Act of 1933 and the Securities Exchange Act of 1934, and possibly the Investment Company Act of 1940. The regulatory scope of the Investment Company Act of 1940,was enacted principally for the purpose of regulatory vehicles for pooled investments in securities, extends generally to companies primarily in the business of investing, reinvesting, owning, holding or trading securities.
The Investment Company Act may, however, also be deemed to be applicable to a Company which does not intend to be characterized as an Investment Company but which, nevertheless, engages in activities which may be deemed to be within the definition of the scope of certain provisions of the Investment Company Act. Lorelei believes that its principle activities will not subject it to regulation under the Investment Company Act. Nevertheless, there can be no assurances that Lorelei will not be deemed to be an Investment Company. The funds may be invested primarily in certificates of deposit, interest bearing savings accounts or government securities. In the event Lorelei is deemed to be an Investment Company, Lorelei may be subject to certain restrictions relating to Lorelei's activities, including restrictions on the nature of its investments and the issuance of securities. Lorelei has obtained no formal determination from the Securities and Exchange Commission as to the status of Lorelei under the Investment Company Act of 1940.

17. In the course of any acquisition or merger Lorelei may undertake, a substantial amount of attention will be focused upon federal and state tax consequences to both Lorelei and the target company. Presently, under the provisions of federal and various state tax laws, a qualified reorganization between business entities will generally result in tax-free treatment to the parties to the reorganization. While Lorelei expects to undertake any merger or acquisition so as to minimize federal and state tax consequences to both Lorelei and the target company, there is no assurance that such business combination will meet the statutory requirements of a re-organization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have a substantial adverse effect on Lorelei.

18. Lorelei was only recently organized, has no earnings, and has paid no dividends to date. Since Lorelei was formed as a blank check company with its only intended business being the search for an appropriate business combination, Lorelei does not anticipate having any earnings until such time that a business combination is effected. However, there are no assurances that upon the consummation of a business combination, Lorelei will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid, if at all, to stockholders until after a business combination is effected.

19. The 200,000 shares of Lorelei's common stock presently issued and outstanding as of the date hereof are "restricted securities" as that term is defined under the Securities Act, and in the future may be sold in compliance with Rule 144 of the Securities Act, or pursuant to a Registration Statement filed under the Securities Act. Rule 144 provides, in essence, that a person holding restricted securities for a period of one (1) year may sell those securities in unsolicited brokerage transactions or in transactions with a market maker, in an amount equal to one (1%) percent of Lorelei's outstanding common stock every three (3) months. Sales of unrestricted shares by affiliates of Lorelei are also subject to the same limitation upon the number of shares that may be sold in any three (3) month period. If all the shares offered herein are sold, the holders of the restricted shares may each sell 2,000 shares during any three (3) month period after May 30, 2000. Additionally, Rule 144 requires that an issuer of securities make available adequate current public information with respect to the issuer. Such information is deemed available if the issuer satisfies the reporting requirements of sections 13 or 15(d) of the Securities and Exchange Act of 1934 and of Rule 15c2-11. Rule 144(k) also permits the termination of certain restrictions on sales of restricted securities by persons who were not affiliates of Lorelei at the time of the sale and have not been affiliates in the preceding three (3) months. Such persons must satisfy a two (2) year holding period. There is no limitation on such sales and there is no requirement regarding adequate current public information. Investors should be aware that sales under Rule 144 or 144(k), or pursuant to a registration statement filed under the Act, might have a depressive effect on the market price of Lorelei's securities in any market which may develop for such shares.

20. The initial offering price of $0.50 per share has been arbitrarily determined by Lorelei, and bears no relationship whatsoever to Lorelei's assets, earnings, book value or any other objective standard of value. Among the factors considered by Lorelei were the lack of operating history of Lorelei, the proceeds to be raised by the offering, the amount of capital to be contributed by the public in proportion to the amount of stock to be retained by present stockholders, the relative requirements of Lorelei, and the current market conditions in the over-the-counter market.

21.  Investors should note that the present shareholders of Lorelei, will own 74.07% of Lorelei after the offering is completed and would therefore have
continuing control of Lorelei.   In addition, Jo-Ann Vidaver, President, on
November 12, 1999, was granted an option to purchase 10,000 shares by Lorelei, and Patricia Francill, Secretary, owns 25,000 shares, comprising 12.5% before the offering and 9.26% after the offering. Thus, Management of Lorelei beneficially owns 25,000 shares, which comprise 12.5% of Lorelei before the offering and 9.26% after the offering.

Assuming the sale of all the shares offered, the shares of common stock purchased by the public will represent 25.93% of Lorelei's outstanding common stock after the completion of this offering. Therefore, the present stockholders for Lorelei and its management will own a 74.07% interest in the corporation and will continue to be able to elect all of Lorelei's directors, appoint its officers, and control Lorelei's affairs and operations. Lorelei's Articles of Incorporation do not provide for cumulative voting. There are no arrangements, agreements or understandings between non-management shareholders and management under which non-management shareholders may directly or indirectly participate in or influence the management of Lorelei's affairs or to exercise their voting rights to continue to elect the current directors. Non-management shareholders will exercise their voting rights to continue to elect the current directors to Lorelei's board.

22. As of September 30, 1999, the net tangible book value of Lorelei's common stock was approximately $0.006 share, substantially less than the $0.50 per share to be paid by the public investors. In the event all the shares are sold, public investors will sustain an immediate dilution of approximately $0.366 per share in the book value of public investors' holdings.

23. Lorelei's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. Shares purchased by Lorelei's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.

24. Lorelei will use its best efforts to ensure that sales of shares will only occur in those states in which such sales would not be a violation of any of said states laws. Lorelei will notify the transfer agent to aid in such compliance. Lorelei's securities may be sold in New York State and the District of Columbia only, and may be resold by investors in New York and the District of Columbia only.

25. Lorelei is not prohibited from consummating a business combination through a leveraged transaction. However, investors should be aware that such a transaction could result in Lorelei's assets being mortgaged and possibly foreclosed. The use of leverage to consummate a business combination may reduce the ability of Lorelei to incur additional debt, make other acquisitions or declare dividends. Such leverage may also subject Lorelei's operations to strict financial controls and significant interest expense.

26. Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document prepared by the Commission that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from such rules the broker-dealer must make special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If Lorelei's common stock becomes subject to the penny stock rules, investors in this offering may find it more difficult to sell their shares.

  INVESTORS' RIGHTS AND SUBSTANTIVE PROTECTION UNDER RULE 419

Deposit of Offering Proceeds and Securities

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and dealer allowances, if any, and the securities purchased by investors in this offering, be deposited into an escrow or trust account governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the deposited funds and deposited securities will be released to Lorelei and to the investors, respectively, only after Lorelei has met the following three basic conditions. First, Lorelei must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, Lorelei must file a post-effective amendment to the Registration Statement, which includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. Third, Lorelei must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that a certain minimum number of investors must elect to remain investors. After Lorelei submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the deposited funds and deposited securities.

Accordingly, Lorelei has entered into an escrow agreement with Chase Manhattan Bank, 1121 Madison Ave., New York, New York, as escrow agent, which provides that:

     (1) The proceeds are to be deposited into the Rule 419 escrow account maintained by the escrow agent promptly upon receipt. Rule 419 permits 10% of the deposited funds to be released to Lorelei prior to the reconfirmation offering. The deposited funds and any dividends or interest thereon, if any, are to be held for the sole benefit of the investors and can only be invested in bank deposits, or in money market mutual funds.

     (2) All securities issued in connection with the offering and any other securities issued with respect to such securities, including securities issued with respect to stock splits, stock dividends or similar rights are to be deposited directly into the escrow account promptly upon issuance. The identity of the investors are to be included on the stock certificates or other documents evidencing the deposited securities. The deposited securities held in the escrow account are to remain as issued, and are to be held for the sole benefit of the investors who retain the voting rights, if any, with respect to the deposited securities held in their names. The deposited securities held in the escrow account may not be transferred, disposed of nor any interest created other than by will or the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Internal Revenue Code of 1986 or Title 1 of the Employee Retirement Income Security Act.

     (3) Warrants, convertible securities or other derivative securities relating to deposited securities held in the escrow account may be exercised or converted in accordance with their terms; provided that, however, the securities received upon exercise or conversion together with any cash or other consideration paid in connection with the exercise or conversion are to be promptly deposited into the escrow account.

Prescribed Acquisition Criteria

Rule 419 requires that before the deposited funds and the deposited securities can be released, Lorelei must first execute an agreement to acquire an acquisition candidate(s) meeting certain specified criteria. The agreement(s) must provide for the acquisition(s) of a business(es) or assets for which the fair value of the business represents at least 80% of the maximum offering proceeds. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum offering proceeds must elect to reconfirm their investment. For purposes of the offering, the fair value of the business(es) or assets to be acquired must be at least $28,000 (80% of $35,000).

Post-Effective Amendment

Once the agreement(s) governing the acquisition(s) of a business(es) meeting the above criteria has been executed, Rule 419 requires Lorelei to update the registration statement with a post-effective amendment. The post-effective amendment must contain information about the proposed acquisition candidate(s) and its business(es), including audited financial statements, the results of this offering and the use of the funds disbursed from the escrow account. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions which must be satisfied before the deposited funds and deposited securities can be released from escrow.

Reconfirmation Offering

The reconfirmation offer must commence after the effective date of the post-effective amendment. Rule 419 states that the terms of the reconfirmation offer must include the following conditions:

     (1) The prospectus contained in the post-effective amendment will be sent to each investor whose securities are held in the Escrow Account within 5 business days after the effective date of the post-effective amendment.

     (2) Each investor will have no fewer than 20 and no more than 45 business days from the effective date of the post-effective amendment to notify Lorelei in writing that the investor elects to remain an investor.

     (3) If Lorelei does not receive written notification from any investor within 20 business days following the effective date, the pro rata portion of the deposited funds (and any related interest or dividends) held in the escrow account on such investor's behalf will be returned to the investor within 5 business days by first class mail or other equally prompt means.

     (4) The acquisition(s) will be consummated only if a minimum number of investors representing 80% of the maximum offering proceeds equaling $28,000 elect to reconfirm their investment.

     (5) If a consummated acquisition (s) has not occurred by (18 months from the date of this prospectus), the deposited funds held in the Escrow Account shall be returned to all investors on a pro rata basis within 5 business days by first class mail or other equally prompt means.
Release of Deposited Securities and Deposited Funds

The deposited funds and deposited securities may be released to Lorelei and the investors, respectively, after:

     (1) The Escrow Agent has received a signed representation from Lorelei and any other evidence acceptable by the Escrow Agent that:

          (a) Lorelei has executed an agreement for the acquisition(s) of a target business(es) for which the fair market value of the business represents at least 80% of the maximum offering proceeds and has filed the required post-effective amendment;

          (b) The post-effective amendment has been declared effective, that the mandated reconfirmation offer having the conditions prescribed by Rule 419 has been completed and that Lorelei has satisfied all of the prescribed conditions of the reconfirmation offer.

     (2) The acquisition(s) of the business(es) with the fair value of at least 80% of the maximum proceeds.
























































                           DILUTION

The net tangible book value of Lorelei as of September 30, 1999 was $1,227 with the net tangible book value per share being $0.006. Net tangible book value is the net tangible assets of Lorelei (total assets less total liabilities and intangible assets). For purposes of this computation, the deferred offering costs are treated as an intangible asset. The public offering price per share is $0.50. The pro-forma net tangible book value after the offering will be $36,227, with the pro-forma net tangible book value per share after the offering being $0.134. The shares purchased by investors in this offering will be diluted by $0.366 per share, or 73%. As of September 30, 1999, there were still 200,000 shares of Lorelei's common stock outstanding.

Dilution represents the difference between the public offering price and the net pro-forma tangible book value per share immediately after the completion of the public offering. The following table illustrates this dilution to be experienced by investors in the offering:



Public offering price per share                             $ 0.50
Net tangible book value per share before offering           $ 0.006
Pro-forma net tangible book value per share after offering $ 0.134 Pro-forma increase per share attributable to shares
  offered hereby                                            $ 0.128
Pro-forma dilution to public investors                      $ 0.366


                        Money               Net tangible
                        received for        book value per
# shares                shares before       share before
before offering         offering            offering

200,000                  $ 20,000             $0.006


-----------------------------------------------------------------------------

                                           Pro-forma
                       Total               Net tangible
  Total                Amount of           Book Value
# of Shares            Money Received      Per Share
After Offering         For Shares          After Offering

270,000                  $ 55,000              $0.134

-----------------------------------------------------------------------------


Pro-forma                                   Pro-forma Increase
Net Tangible           Net tangible         Per Share
Book Value Per         Book Value           Attributed
Share After            Shares Before        To Shares
Offering               Offering             Offered

$0.134                   $0.006                $0.128


-----------------------------------------------------------------------------


                       Pro-forma
                       Net tangible
                       Book Value Per       Pro-forma
Public Offering        Share After          Dilution to
Price Per Share        Offering             Public Investors

$ 0.50                  $0.134               $0.366


As of the date of this prospectus, the following table sets forth the percentage of equity to be purchased by public investors in this offering compared to the percentage of equity to be owned by the present stockholders, and the comparative amounts paid for the shares by the public investors as compared to the total consideration paid by the present stockholders of Lorelei.


                          Approx. %                         Approx. %
Public        Shares      Total Shares     Total            Total
Stockholder   Purchased   Outstanding      Consideration    Consideration

New Investors     70,000    25.93%           $35,000        63.6%


Existing
Shareholders(1)  200,000    74.07%           $20,000         36.4%




(1) 200,000 shares of common stock were sold prior to this offering at $.10 per share. These shares are not being registered.


                        USE OF PROCEEDS

The gross proceeds of this offering will be $35,000.  According to Rule
419, after all of the shares are sold, 10% of the deposited funds ($3,500) may be released from escrow to Lorelei. Lorelei intends to request release of this 10%. In the event that Lorelei does not request release of these funds, the funds shall remain in escrow as part of the offering proceeds.
Upon the consummation of a business combination, all escrowed offering proceed will be released to Lorelei. Lorelei shall transfer these proceeds to the merged entity, which will have full discretion as to the use of such proceeds.

                                                      Approximate
                                        Approximate   Percentage
                                        Amount        Total


Escrowed funds pending
business combination (1)(2)              $31,500        90%

(1) Does not include the estimated $23,000 of offering expenses. The expenses of the offering will be paid by money in Lorelei's treasury.

(2)  Assumes release of 10% of the deposited funds.

While Lorelei presently anticipates that it will be able to locate and consummate a business combination, which adheres to the criteria discussed under "Investors' Rights and Substantive Protection Under Rule 419", if Lorelei determines that a business combination requires additional funds, it may seek such additional financing through loans, issuance of additional securities or through other financing arrangements. No such financial arrangements presently exist, and no assurances can be given that such additional financing will be available or, if available, whether such additional financing will be on terms acceptable to Lorelei. Persons purchasing shares in this offering will not, unless required by law, participate in the determination of whether to obtain additional financing or as to the terms of such financing. Because of Lorelei's limited resources, it is likely that Lorelei will become involved in only one business combination.























































                       CAPITALIZATION

The following table sets forth the capitalization of Lorelei as of September 30, 1999, and pro-forma as adjusted to give effect to the sale of 70,000 shares offered by Lorelei.

                                          September 30, 1999
                                     ____________________________
                                                     Pro-forma
                                       Actual        As Adjusted


Long-term debt                     $ -0-               $ -0-

Stockholders' equity:
Common stock, $.001 par value;
authorized 20,000,000 shares,
issued and outstanding
200,000 shares and 270,000
shares, pro-forma as adjusted      $   200          $   270

Additional paid-in capital         $19,800          $39,730

Deficit accumulated during
  the development period           $(3,773)         $(3,773)

Total stockholders' equity         $16,227          $36,227

Total capitalization               $16,227          $36,227

                       PROPOSED BUSINESS

History and Organization

Lorelei was organized under the laws of the State of Delaware on April 23, 1999. Since inception, the primary activity of Lorelei has been directed to organizational efforts and obtaining initial financing. Lorelei was formed as a vehicle to pursue a business combination. Lorelei has not engaged in any preliminary efforts intended to identify possible business combination and has neither conducted negotiations concerning, nor entered into a letter of intent concerning any such target business.

Lorelei's initial public offering will comprise 70,000 shares of common stock at a purchase price of $0.50 per share.

Lorelei is filing this registration statement in order to effect a public offering for its securities.

Plan of Operation

Lorelei was organized for the purposes of creating a corporate vehicle to seek, investigate and, if such investigation warrants, engaging in business combinations presented to it by persons or firms who or which desire to employ Lorelei's funds in their business or to seek the perceived advantages of publicly-held corporation. Lorelei's principal business objective will be to seek long-term growth potential in a business combination venture rather than to seek immediate, short-term earnings. Lorelei will not restrict its search to any specific business, industry or geographical location, and Lorelei may engage in a business combination.

Lorelei does not currently engage in any business activities which provide any cash flow. The costs of identifying, investigating, and analyzing business combinations will be paid with money in Lorelei's treasury. Persons purchasing shares in this offering and other shareholders will most likely not have the opportunity to participate in any of these decisions. Lorelei's proposed business is sometimes referred to as a "blank check" company because investors will entrust their investment monies to Lorelei's management before they have a chance to analyze any ultimate use to which their money may be put. Although substantially all of the deposited funds of this offering are intended to be utilized generally to effect a business combination, such proceeds are not otherwise being designated for any specific purposes. Pursuant to Rule 419, prospective investors who invest in Lorelei will have an opportunity to evaluate the specific merits or risks of only the business combination management decides to enter into. Cost overruns will be borne equally by all current shareholders of Lorelei. Such cost overruns will not be charged to Lorelei, but will be funded through current shareholders' voluntary contribution of capital. This is based on an oral agreement between current shareholders and Lorelei.

Lorelei may seek a business combination in the form of firms which have recently commenced operations, are developing companies in need of additional funds for expansion into new products or markets, are seeking to develop a new product or service, or are established businesses which may be experiencing financial or operating difficulties and are in need of additional
capital.   A business combination may involve the acquisition of, or merger with, a company which does not need substantial additional capital but which desires to establish a public trading market for its shares, while avoiding what it may deem to be adverse consequences of undertaking a public offering itself, such as time delays, significant expense, loss of voting control and compliance with various Federal and State securities laws.

Lorelei will not acquire a target business unless the fair value of the target business represents 80% of the maximum offering proceeds to determine the fair market value of a target business, Lorelei's management will examine the audited financial statements (including balance sheets and statements of cash flow and stockholders' equity) of any candidate, focusing attention on a potential target business's assets, liabilities, sales and net worth. In addition, management of Lorelei will participate in a personal inspection of any potential target business. If Lorelei determines that the financial statements of a proposed Target business does not clearly indicate that the fair market value of the target business represents 80% of Lorelei's maximum offering proceeds, Lorelei will cease negotiations with such target business and, begin looking for another potential merger candidate.

Management believes that the probable desire on the part of the owners of target businesses to assume voting control over Lorelei (to avoid tax consequences or to have complete authority to manage the business) will almost assure that Lorelei will combine with just one target business. Management also anticipates that upon consummation of a business combination, there will be a change in control in Lorelei which will most likely result in the resignation or removal of Lorelei's present officers and directors.
None of Lorelei's officers or directors have had any preliminary contact or discussions with any representative of any other entity regarding a business combination. Accordingly, any target business that is selected may be a financially unstable company or an entity in its early stage of development or growth (including entities without established records of sales or earnings), Lorelei will become subjected to numerous risks inherent in the business and operations of financially unstable and early stage or potential emerging growth companies. In addition, Lorelei may affect a business combination with an entity in an industry characterized by a high level of risk, and although management will endeavor to evaluate the risks inherent in a particular industry or target business, there can be no assurance that Lorelei will properly ascertain or assess all significant risks.

Lorelei anticipates that the selection of a business combination will be complex and extremely risky. Because of general economic conditions, rapid technological advances being made in some industries, and shortages of available capital, management believes that there are numerous firms seeking even the limited additional capital which Lorelei will have and/or the benefits of a publicly traded corporation. Such perceived benefits of a publicly traded corporation may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for the principals of a business, creating a means for providing incentive stock options or similar benefits to key employees, providing liquidity (subject to restrictions of applicable statutes) for all shareholders, and other factors. Potentially available business combinations may occur in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities extremely difficult and complex.

Management believes Lorelei can satisfy its cash requirement for at least eighteen (18) months without having to raise additional capital.

Evaluation of Business Combinations

The analysis of business combinations will be undertaken by or under the supervision of the officers and directors of Lorelei, none of whom is a professional business analyst. Management intends to concentrate on identifying preliminary prospective business combinations which may be brought to its attention through present associations. In analyzing prospective business combinations, management will consider such matters as the available technical, financial, and managerial resources; working capital and other financial requirements; history of operation, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which then may be anticipated to impact the proposed activities of Lorelei; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance or products, services, or trades; name identification; and other relevant factors. Officers and directors of Lorelei will meet personally with management and key personnel of the firm sponsoring the business opportunity as part of their investigation. To the extent possible, Lorelei intends to utilize written reports and personal investigation to evaluate the above factors.

Since Lorelei will be subject to Section 13 or 15 (d) of the Securities Exchange Act of 1934, it will be required to furnish certain information about significant acquisitions, including audited financial statements for Lorelei(s) acquired, covering one, two or three years depending upon the relative size of the acquisition. Consequently, acquisition prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable. In the event Lorelei's obligation to file periodic reports is suspended under Section 15(d), Lorelei intends on voluntarily filing such reports.

It may be anticipated that any business combination will present certain risks. Many of these risks cannot be adequately identified prior to selection, and investors must therefore depend on the ability of management to identify and evaluate such risks. In the case of some of the potential combinations available to Lorelei, it may be anticipated that the promoters have been unable to develop a going concern or that such business is in its development stage in that it has not generated significant revenues from its principal business activity prior to Lorelei's merger or acquisition, and there is a risk, even after the consummation of such business combinations and the related expenditure of Lorelei's funds, that the combined enterprises will still be unable to become a going concern or advance beyond the development stage. Many of the combinations may involve new and untested products, processes, or market strategies which may not succeed. Such risks will be assumed by Lorelei and, therefore, its shareholders.

Business Combinations

In implementing a structure for a particular business acquisition, Lorelei may become a party to a merger, consolidation, reorganization, joint venture, or licensing agreement with another corporation or entity. It may also purchase stock or assets of an existing business.

Investors should note that any merger or acquisition effected by Lorelei can be expected to have a significant dilutive effect on the percentage of shares held by Lorelei's then-shareholders, including purchasers in this offering. On the consummation of a business combination, the target business will have significantly more assets than Lorelei; therefore, management plans to offer a controlling interest in Lorelei to the target business. While the actual terms of a transaction to which Lorelei may be a party cannot be predicted, it may be expected that the parties to the business transaction will find it desirable to avoid the creation of a taxable event and thereby structure the acquisition in a so-called "tax-free" reorganization under Sections 368(a)(1) or 351 of the Internal Revenue Code of 1954. In order to obtain tax-free treatment under the Code, it may be necessary for the owners of the acquired business to own 80% or more of the voting stock of the surviving entity. In such event, the shareholders of Lorelei, including investors in this offering, would retain less than 20% of the issued and outstanding shares of the surviving entity, which would be likely to result in significant dilution in the equity of such shareholders. Management of Lorelei may choose to avail Lorelei of these provisions. In addition, a majority of all of Lorelei's directors and officers may, as part of the terms of the acquisition transaction, resign as directors and officers.

It is anticipated that any securities issued in any such reorganization would be issued in reliance on exemptions from registration under applicable federal and state securities laws. In some circumstances, however, as a negotiated element of this transaction, Lorelei may agree to register such securities either at the time the transaction is consummated, under certain conditions, or at specified times thereafter. The issuance of substantial additional securities and their potential sale into any trading market which may develop in Lorelei's common stock may have a depressive effect on such market.

If at any time prior to the completion of this offering Lorelei enters negotiations with a possible merger candidate and such a transaction becomes probable, then this offering will be suspended so that an amendment can be filed which will include financial statements (including balance sheets and statements of cash flow and stockholders' equity) of the proposed target.

Lorelei may acquire a business in which Lorelei's promoters, management or their affiliates own a beneficial interest. In such event, such transactions may be considered a related party transaction not at arms-length. No related party transaction is presently contemplated. If in the event a related party transaction is contemplated sometime in the future, Lorelei intends to seek shareholder approval through a vote of shareholders. However, shareholders objecting to any such related party transaction will be able only to request the return of the pro-rata portion of their invested funds held in escrow in connection with the reconfirmation offering to be conducted in accordance with Rule 419 upon execution of the acquisition agreement.

Lorelei has adopted a policy that it will not pay a finder's fee to any member of management for locating a merger or acquisition candidate. No member of management intends to or may seek and negotiate for the payment of finder's fees. In the event there is a finder's fee, it will be paid at the direction of the successor management after a change in management control resulting from a business combination. Lorelei's policy regarding finder's fees is based on a written agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed.

Management does not intend to advertise or promote Lorelei. Instead, Lorelei's management will actively search for potential target businesses. In the event management decides to advertise (in the form of an ad in a legal publication) to attract a target business, the cost of such advertising will be assumed by management.

No Assurances of a Public Market

Rule 419 states that all securities purchased in an offering by a blank check company, as well as securities issued in connection with an offering to underwriters, promoters or others as compensation or otherwise, must be placed in the Rule 419 escrow account. These securities will not be released from escrow until the consummation of a merger or acquisition as provided for in Rule 419. There is no present market for the common stock of Lorelei and there is no likelihood of any active and liquid public trading market developing following the release of securities from the Rule 419 account. Thus, shareholders may find it difficult to sell their shares. To date, neither Lorelei nor anyone acting on its behalf has taken any affirmative steps to request or encourage any broker dealer to act as a market maker for Lorelei's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Lorelei or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Lorelei's common stock. Present management of Lorelei has no intention of seeking a market maker for Lorelei's common stock at any time prior to the reconfirmation offer to be conducted prior to the consummation of a business combination. The officers of Lorelei after the consummation of a business combination may employ consultants or advisors to obtain such market makers. Management expects that discussions in this area will ultimately be initiated by the management of Lorelei in control of the entity after a business combination is reconfirmed by the stockholders. There is no likelihood of any active and liquid trading market for Lorelei's common stock developing.

Upon the consummation of a business combination, Lorelei anticipates that there will be a change in Lorelei's management, which management may decide to change the policies as to the use of proceeds as stated in this prospectus. Lorelei's present management anticipates that the deposited funds will be used by the post-merger management at its sole discretion. No compensation will be paid or due or owing to any officer or director until after a business combination is consummated. Such policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Lorelei is not presently considering any outside individual for a consulting position; however, Lorelei cannot rule out the need for outside consultants in the future. No decisions have been made as to payment of these consultants.

Present management of Lorelei will not make any loans of the $3,500 available from the deposited funds of this offering, nor will present management borrow funds and use either Lorelei's working capital or deposited funds as security for such. This policy is based upon an oral agreement among management. Management is unaware of any circumstances under which such policy through their own initiative may be changed. Upon consummation of a business combination, management of the merged entity will have full discretion as to the use of all offering proceeds.

The proceeds received in this offering will be put into the Rule 419 escrow account pending consummation of a business combination and reconfirmation by investors. Such deposited funds will be in an insured depository institution account in either a certificate of deposit or interest bearing savings account as placed by Chase Manhattan Bank.

Regulation

The Investment Company Act defines an "investment company" as an issuer which is or holds itself out as being engaged primarily in the business of investing, reinvesting or trading of securities. While Lorelei does not intend to engage in such activities, Lorelei could become subject to regulations under the Investment Company Act in the event Lorelei obtains or continues to hold a minority interest in a number of enterprises. Lorelei could be expected to incur significant registration and compliance costs if required to register under the Investment Company Act. Accordingly, management will continue to review Lorelei's activities from time to time with a view toward reducing the likelihood Lorelei could be classified as an "Investment Company."

Employees

Lorelei presently has no employees. Each officer and director of Lorelei is engaged in business activities outside of Lorelei, and the amount of time they will devote to Lorelei's business will only be between five (5) and twenty (20) hours per person per week. Upon completion of the public offering, it is anticipated that the President and the other officers and directors of Lorelei will devote the time necessary each month to the affairs of Lorelei until a successful business opportunity has been acquired.

Facilities

Lorelei is presently using the offices of Schonfeld & Weinstein, L.L.P. New York, New York, at no cost as its office. Such arrangement is expected to continue after completion of this offering only until a business combination is consummated, although there is currently no such agreement between Lorelei and Joel Schonfeld or Andrea I. Weinstein, the principals of Schonfeld & Weinstein, L.L.P. Lorelei at present owns no equipment, and does not intend to own any upon completion of this offering.

Year 2000 Issues

Since Lorelei currently has no operations, it does not anticipate incurring significant expense with regard to Year 2000 issues.












































                           MANAGEMENT

     The officers and directors of Lorelei, and further information concerning them are as follows:



         Name                     Age                 Position

Jo-Ann Vidaver (1)                 44             President, Director
49 Poplar Avenue
Oradell, New Jersey 07469

Patricia Francill(1)               47             Secretary, Director
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich (1)                    63             Director
202 Augusta Court
Roslyn, New York 11576

____________________

(1) May be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.

Biography

Jo-Ann Vidaver, President and a director of Lorelei, was a circulation manager for New York City Magazine from 1976-1978 and for Games Magazine in 1978. Ms. Vidaver was an assistant to the vice-president of special projects for Columbia Artists Management from 1981-1983 and was a traffic supervisor at RKO Radio Networks from 1984-1985. She served WNCN Radio as systems manager from 1978-1981, and from 1986-1993 and has been serving as a consultant to WQXR Radio, a unit of the New York Times, since 1994. In addditon, Ms. Vidaver has managed Auntie Knits, Inc., since 1997. Ms. Vidaver is a graduate of Queens College, City University of New York. Ms. Vidaver has been President and a director of Lorelei since November 1999.

Patricia Francill, Secretary and a director of Lorelei, has been Treasurer and a director of Centurion Telecommunications Corp. since 1997. Prior to that, Ms. Francill was President of Centurion Broadcasting Systems Inc. from March 1994 until November 1997. She was also a Credit Manager for the Department of Medicine, Ohio State University from 1981-1985 and served as Lead Kindergarten Latchkey Teacher from 1986-1994, in the Grandview Heights School District Ms. Francill has been Secretary and a director of Lorelei since April 1999.

Jules Reich, Director, has been an active member of the real estate and finance industry since 1962. Since 1972, Mr. Reich has served as President of Live Right Realty Inc., a management company that manages commercial, rental and co-op properties throughout the New York area. In 1979, Mr. Reich formed Somerset Investors Corporation, a finance company that has been active in making real estate loans for acquisition and refinance, as well as various types of business loans. Since 1993, Mr. Reich's efforts have been concentrated on the purchase of non-performing underlying mortgages on co-op buildings and blocs of condo and co-op units and the restructuring of the debt of co-op corporations in exchange for the original sponsor's unsold share units on which the sponsors defaulted. As a result, Mr. Reich has acquired properties in Nassau and Suffolk County, Westchester County and Kings and Queens County in New York City. Mr. Reich has been a director of Lorelei since April 1999.


Other Blank Check Companies

Competing searches for target business among blank check affiliates may present conflicts of interest. Currently, Lorelei is not affiliated with any other prior blank check companies.

Lorelei may not acquire, be acquired by or merged with any affiliated blank check companies or join with such companies in acquiring a business.

Conflicts of Interest

No member of management is currently affiliated or associated with any blank check company. Management does not currently intend to promote blank check entities other than Lorelei. However, management may become involved with the promotion of other blank check companies in the future. A potential conflict of interest may occur in the event of such involvement. Management intends to present each business combination candidate to the shareholders for their approval.

While no member of management is currently affiliated or associated with any blank check company, certain principal stockholders of Lorelei and one member of management have been involved with other blank check companies.

Remuneration

No officer or director of Lorelei has received any cash remuneration since Lorelei's inception, and none is to receive or accrue any remuneration or reimbursements of expenses from Lorelei upon completion of this offering. No remuneration of any nature has been paid for or on account of services rendered by a director in such capacity. None of the officers and directors intends to devote more than 20 hours a month of his time in Lorelei's affairs.

The legal fee to be paid to Schonfeld & Weinstein, L.L.P., counsel for the corporation, is fifteen thousand dollars ($15,000), all of which has been paid to Schonfeld & Weinstein, L.L.P. prior to this offering.

Management Involvement

All of management has been involved in Lorelei's affairs. Lorelei has conducted no business as of yet, and aside from the search for shareholders associated with Lorelei's formation, management has done no work with or for Lorelei. All of management will speak to business associates and acquaintances and will search the New York Times, the Wall Street Journal and other business publications for target businesses. After the closing of this offering, all of management intends to search for, consider and negotiate with a target business. Management has not divided these duties among its members. No member of management has any distinct influence over the others in connection with their participation in Lorelei's affairs.


                STATEMENT AS TO INDEMNIFICATION

Section 145 of the Delaware General Corporation Law provides for indemnification of the officers, directors, employees and agents of registrants by Lorelei. Complete disclosure of this statute is provided in Part II hereof. This information can be examined as described in "Further Information".

Under Article VII of Lorelei's bylaws, Lorelei will indemnify and hold harmless to the fullest extent authorized by the Delaware General
Corporation Law, any director, officer, agent or employee of Lorelei, against all expense, liability and loss reasonably incurred or suffering by such person in connection with Lorelei.

Insofar as indemnification for liabilities arising under the Securities
Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against the public policy as expressed in the Securities Act and is therefore, unenforceable.


               MARKET FOR LORELEI'S COMMON STOCK

Prior to the date hereof, there has been no trading market for Lorelei's Common Stock. Pursuant to the requirements of Rule 15g-8 of the Exchange Act, a trading market will not develop prior to or after the effectiveness of this prospectus or while the common stock under this offering is maintained in escrow. The common stock under this offering will remain in escrow until Lorelei's consummation of a business combination pursuant to the requirements of Rule 419. There are currently five (5) holders of Lorelei's outstanding common stock. The outstanding common stock was sold in reliance upon an exemption from registration contained in Section 4(2) of the Securities Act of 1933, as amended. All purchasers were sophisticated investors. Current shareholders will own 74.07% of the outstanding shares upon completion of the offering and, as a result, there is no likelihood of an active public trading market, as that term is commonly understood, developing for the shares. There can be no assurance that a trading market will develop upon the consummation of a business combination and the subsequent release of the common stock and other escrowed shares from escrow. To date, neither Lorelei nor anyone acting on its behalf has taken any affirmative steps to retain or encourage any broker dealer to act as a market maker for Lorelei's common stock. Further, there have been no discussions or understandings, preliminary or otherwise, between Lorelei or anyone acting on its behalf and any market maker regarding the participation of any such market maker in the future trading market, if any, for Lorelei's common stock. Present management does not anticipate that any such negotiations, discussions or understandings shall take place prior to the execution of an acquisition agreement. Management expects that discussions in this area will ultimately be initiated by the party or parties controlling the entity or assets which Lorelei may acquire. Such party or parties may employ consultants or advisors to obtain such market maker but present management of Lorelei has no intention of doing so at the present time.

The only outstanding options or warrants to purchase, or securities convertible into, common equity of Lorelei is the option granted to Jo-Ann Vidaver to purchase 10,000 shares of Lorelei's common stock at $.10 per share on November 12, 1999; the option grant shall expire on November 12, 2002. The 200,000 shares of Lorelei's common stock currently outstanding are "restricted securities" as that term is defined in the Securities Act of 1933. Pursuant to Rule 144 of the Securities Act, if all the shares being offered hereto are sold, the holders of the restricted securities may each sell 2,000 shares during any three (3) month period after May 2000. Lorelei is offering 70,000 shares of its common stock at $0.50 per share. Dilution to the public investors after the public offering shall be approximately $0.366 per share.

Schonfeld & Weinstein, L.L.P.'s legal fees will total $15,000, all of which has been paid by Lorelei for legal services rendered. The $15,000 paid to Schonfeld & Weinstein, L.L.P. from Lorelei's treasury was part of the $20,000 in proceeds raised in the sale of common stock in the April 1999 private placement.


                      CERTAIN TRANSACTIONS

Lorelei was incorporated in the State of Delaware on April 23, 1999. Between April 30, 1999 and May 30, 1999 Lorelei issued 200,000 shares to five (5) shareholders at $.10 per share, for a total of $20,000. On November 12, 1999, Lorelei entered into an agreement with Jo-Ann Vidaver, whereby Lorelei granted Ms. Vidaver the option to purchase 10,000 shares of common stock, $.001 par value, at $.10 per share; the option grant shall expire on November 12, 2002.

The current breakdown of share ownership by shareholders may be found in the section on Principal Stockholders.


                     PRINCIPAL STOCKHOLDERS

The following table sets forth certain information regarding the beneficial ownership of Lorelei's common stock as of the date of this prospectus, and as adjusted to reflect the sale of the shares offered hereby, by (i) each person who is known by Lorelei to own beneficially more than 5% of Lorelei's outstanding common stock; (ii) each of Lorelei's officers and directors; and
(iii) all directors and officers of Lorelei as a group. None of the current shareholders have received or will receive any extra or special benefits that were not shared equally (pro-rata) by all holders of shares of Lorelei's stock.

Name/Address                 Shares of           Percent of       Percent of
Beneficial                 Common Stock          Class Owned      Class Owned
Owner                   Beneficially Owned     Before Offering    After
                                                                  Offering

Jo-Ann Vidaver (1)(2)               0               0%                0%
49 Poplar Avenue
Oradell, NJ 07469

Patricia Francill (1)           25,000              12.5%             9.26%
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich (1)                 50,000              25%              18.55%
202 Augusta Court
Roslyn, New York 11576

Iris Lai                        50,000              25%              18.55%
c/o Arimoto, Ogasawara &
Mo Co.
703, 276 Fifth Avenue
New York, NY 10001

Victor Weinstein(3)            25,000               12.5%             9.26%
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
L.L.P.(3)                      50,000               25%              18.55%
63 Wall Street
Suite 1801
New York, NY 10005

Total Officers
and Directors (3 Persons)      75,000               37.5%            27.78%

Total                         200,000               100%             74.07%


___________________________
     (1) May be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.
     (2) Ms. Vidaver was granted an option to purchase 10,000 shares of common stock at $.10 per share on November 12, 1999 by Lorelei.
     (3) Mr. Weinstein is the father of Andrea I. Weinstein, a principal of Schonfeld & Weinstein, L.L.P. Schonfeld & Weinstein, L.L.P. is a stockholder of Lorelei and special counsel to the company.

Prior Blank Check Companies

Certain of Lorelei's principal stockholders have been involved with other blank check companies in the past. Schonfeld & Weinstein, L.L.P., the two principals of which are Joel Schonfeld and Andrea Weinstein, is a shareholder of The Arielle Corp., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on April 5, 1999. Pursuant to The Arielle Corp.'s offering 100,000 shares of common stock were offered at $.35 per share. Pursuant to Rule 419, these shares, and the offering proceeds, are currently held in escrow pending a merger or acquisition.

Joel Schonfeld and Andrea Weinstein were shareholders of First Sunrise, Inc., a blank check company whose initial public offering was declared effective by the Securities and Exchange Commission on June 9, 1998. Pursuant to First Sunrise, Inc.'s offering, 100,000 shares of common stock were offered at $.50 per share. On December 8, 1999 FSI merged into Platinum Executive Search, Inc., a company involved in executive search and placement. Management of FSI resigned immediately upon effectiveness of the merger.

Both Joel Schonfeld and Andrea Weinstein were shareholders of Transpacific International Group Corp., a blank check company, whose initial public offering was declared effective by the Securities and Exchange Commission on August 12, 1996. Pursuant to that initial public offering, the company offered 3,000 shares of common stock at $6.00 per share. On February
12, 1998, Transpacific International Group Corp. merged with Coffee Holding Co., Inc., a coffee wholesaler, distributor and roaster. Pursuant to the merger with Coffee Holding Co., Inc., shares of Transpacific International Group Corp. were split ten for one (10:1), after which Transpacific issued 3,000,000 shares to Coffee Holding Co., Inc. in exchange for all of the issued and outstanding shares of Coffee Holding Co., Inc. Management of Transpacific International Group Corp. resigned immediately upon effectiveness of the merger.

Joel Schonfeld and Andrea Weinstein were shareholders of The Brian H.
Corp., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on October 23, 1995, The Brian H. Corp. offered 12,500 shares of common stock at $4.00 per share. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without The Brian H. Corp. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld and Andrea Weinstein were shareholders of Joshua J., Ltd., a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on January 12, 1995, Joshua J., Ltd. offered 10,000 shares of common stock at $5.00 per share. The shares and offering proceeds were held in escrow while the company searched for business combinations. The eighteen-month period proscribed by Rule 419, expired without Joshua J., Ltd. finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Joel Schonfeld was a shareholder of Metamorphic Corporation, a blank check company. In its initial public offering, declared effective by the Securities and Exchange Commission on October 12, 1994, Metamorphic Corporation offered 10,000 units at $7.00 per unit. The units and offering proceeds were held in escrow while the company searched for business combinations. The eighteen month period proscribed by Rule 419, expired without Metamorphic Corporation finding a business combination. As a result, all offering proceeds (less 10%) were returned to investors, and the shares were returned to the company.

Mr. Schonfeld, Ms. Weinstein and Jo-Ann Vidaver were shareholders of Jackson Holding Co., a blank check company, which merged into China Energy ResourcesCorporation on June 19, 1996, at which point Ms. Vidaver resigned as Secretary and director. The Securities and Exchange Commission declared Jackson Holding Corp.'s initial public offering effective on December 21, 1994. In its initial public offering, Jackson Holding Corp. offered for sale 10,000 shares of common stock at $5.00 per share. All shares offered were sold; $50,000 was raised. Pursuant to the merger with China Energy Resources Corporation, all of the issued and outstanding shares of Jackson Holding Corp. common stock were exchanged for a total of 110,000 shares of China Energy Resources Corporation common stock. China Energy Resources Corporation is currently an operating company, with publicly trading shares. Mr. Schonfeld, Ms. Weinstein nor Ms. Vidaver has had any subsequent involvement with that company.

Mr. Schonfeld was a shareholder of Mandi of Essex, Ltd., a blank check company. The initial public offering of Mandi of Essex, Ltd. was declared effective by the S.E.C. on July 25, 1991. 5,000 units were offered at $5.00 per unit, each unit consisting of one share of common stock and twenty (20) class A redeemable common stock purchase warrants. Each class A warrant could be redeemed for one (1) share of common stock and one class B redeemable common stock purchase warrant. Each class B warrants entitled the holder to purchase one (1) share of common stock. $25,000 was raised in the initial public offering. On April 27, 1994, Mandi of Essex, Ltd. acquired CityScape Financial Corp., pursuant to which, all of the outstanding common stock of CityScape was acquired by Mandi in exchange for 4,140,000 shares of Mandi common stock. CityScape Financial Corp. is currently an operating company, with publicly trading shares. Mr. Schonfeld has not been involved with Mandi of Essex/CityScape Financial Corp. since the acquisition.

Patricia Francill, Secretary and a director of Lorelei, served as Secretary/Treasurer and director of Taylor Equities Inc., a blank check company, from January 26, 1990 to January 15, 1992 which successfully completed a merger re-organization with The Freight Connection Inc., at which point Ms. Francill resigned. The Freight Connection Inc. is an operating company with publicly traded shares.

Each of the aforementioned companies was formed to raise money for potential business combinations.


                   DESCRIPTION OF SECURITIES

Common Stock

Lorelei is authorized to issue twenty million (20,000,000) shares of common stock, $.001 par value per share, of which 200,000 shares were issued and outstanding as of the date of this prospectus. Each outstanding share of common stock is entitled to one vote, either in person or by proxy, on all matters that may be voted upon by the owners thereof at meetings of the stockholders.

The holders of common stock (i) have equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of Lorelei; (ii) are entitled to share ratably in all of the assets of Lorelei available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of Lorelei;
(iii) do not have preemptive, subscription or conversion rights, or redemption or sinking fund provisions applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stockholders may vote at all meetings of stockholders.

All shares of common stock that are the subject of this offering, when issued, will be fully paid for and non-assessable, with no personal liability attaching to the ownership thereof. The holders of shares of common stock of Lorelei do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares voting for the election of directors can elect all of the directors of Lorelei if they so choose and, in such event, the holders of the remaining shares will not be able to elect any of Lorelei's directors. At the completion of this offering, the present officers and directors and present shareholders will beneficially own 74.07% of the then outstanding shares. Accordingly, after completion of this offering, the present shareholders of Lorelei will be in a position to control all of the affairs of Lorelei.

Future Financing

In the event the proceeds of this offering are not sufficient to enable Lorelei to successfully find a business combination Lorelei may seek additional financing. At this time Lorelei believes that the proceeds of this offering will be sufficient for such purpose and therefore does not expect to issue any additional securities before the consummation of a business combination. However, Lorelei may issue additional securities, incur debt or procure other types of financing if needed. Lorelei has not entered into any agreements, plans or proposals for such financing and as of present has no plans to do so. Lorelei will not use the deposited funds as collateral or security for any loan or debt incurred. Further, the deposited funds will not be used to pay back any loan or debts incurred by Lorelei. If Lorelei does require additional financing, there is no guarantee that such financing will be available to it or if available that such financing will be on terms acceptable to Lorelei.

Reports to Stockholders

Lorelei intends to furnish its stockholders with annual reports containing audited financial statements as soon as practicable at the end of each fiscal year.

Dividends

Lorelei was only recently organized, has no earnings, and has paid no dividends to date. Since Lorelei was formed as a blank check company with its only intended business being the search for an appropriate business combination, Lorelei does not anticipate having any earnings until such time that a business combination is reconfirmed by the stockholders. However, there are no assurances that upon the consummation of a business combination, Lorelei will have earnings or issue dividends. Therefore, it is not expected that cash dividends will be paid to stockholders until after a business combination is reconfirmed.

Transfer Agent

Lorelei has appointed Transfer Online, Inc. as the Transfer Agent for Lorelei.

                      PLAN OF DISTRIBUTION

Lorelei hereby offers the right to subscribe for 70,000 shares at $0.50 per share. Lorelei proposes to offer the shares directly on a "best efforts, all or none basis", and no compensation is to be paid to any person in connection with the offer and sale of the shares. Lorelei's officers and directors, Jo-Ann Vidaver, Patricia Francill and Jules Reich, shall distribute prospectuses related to this Offering. Lorelei estimates approximately 100 to 200 prospectuses shall be distributed in such a manner. Ms. Vidaver, Ms. Francill and Mr. Reich intend to distribute prospectus to acquaintances, friends and business associates. Vidaver, Francill and Reich shall conduct the offering. Although Vidaver, Francill and Reich are "associated persons" of Lorelei as that term is defined in Rule 3a4-1 under the Securities Exchange Act of 1934, they are deemed not to be brokers for the following reasons: (1) the officers and directors are not subject to a statutory disqualifications as that terms is defined in Section 3(a)(39) of the Exchange Act at the time of his/her participation in the sale of Lorelei's securities; (2) they will not be compensated in connection with their participation in the sale of Lorelei's securities by the payment of commission or other remuneration based either directly or indirectly on transactions in securities; (3) none of them are an associated person of a broker or dealers at the time of his/her participation in the sale of Lorelei's securities; and (4) each associated person shall restrict his/her participation to the following activities:

          (a) preparing any written communication or delivering such communication through the mails or other means that does not involve oral solicitation by the associated person of a potential purchaser;

          (b) responding to inquiries of a potential purchasers in a communication initiated by the potential purchasers, provided however, that the content of such responses are limited to information contained in a registration statement filed under the Securities Act of 1933 or other offering document; or

          (c) performing ministerial and clerical work involved in effecting any transaction.

As of the date of this Prospectus, no broker has been retained by Lorelei in connection with the sale of securities being offered hereby. In the event a broker who may be deemed an Underwriter is retained by Lorelei, an amendment to Lorelei's Registration Statement will be filed with the Securities and Exchange Commission.

Neither Lorelei nor anyone acting on its behalf including Lorelei's shareholders, officers, directors, promoters, affiliates or associates will approach a market maker or take any steps to request or encourage a market in these securities either prior or subsequent to an acquisition of any business opportunity. There have been no preliminary discussions or understandings between Lorelei (or anyone acting on its behalf) and any market maker regarding the participation of any such market maker in the future trading market (if any) for Lorelei's securities, nor does Lorelei have any plans to engage in such discussions. Lorelei does not intend to use consultants to obtain market makes. No member of management, promoter or anyone acting at their direction will recommend, encourage or advise investors to open brokerage accounts with any broker-dealer that is obtained to make a market in the shares subsequent to the acquisition of any business opportunity. Lorelei's investors shall make their own decisions regarding whether to hold or sell their shares. Lorelei shall not exercise any influence over investors' decisions.

Method of Subscribing

Persons may subscribe by filling in and signing the subscription agreement and delivering it, prior to the expiration date (as defined below), to Lorelei. The subscription price of $0.50 per share must be paid in cash or by check, bank draft or postal express money order payable in United States dollars to the order of Lorelei. This offering is being made on a "best efforts, all or none basis." Thus, unless all 70,000 shares are sold, none will be sold.

Lorelei's officers, directors, current shareholders and any of their affiliates or associates may purchase a portion of the shares offered in this offering. The aggregate number of shares which may be purchased by such persons shall not exceed 20% of the number of shares sold in this offering. Such purchases may be made in order to close the "all or nothing" offering. shares purchased by Lorelei's officers, directors and principal shareholders will be acquired for investment purposes and not with a view towards distribution.


                        EXPIRATION DATE

This offering will expire 90 days from the date of this prospectus (or 180 days from the date of this prospectus if extended by Lorelei.)


                           LITIGATION

Lorelei is not presently a party to any litigation, nor to the knowledge of management is any litigation threatened against Lorelei which may materially affect Lorelei.


                         LEGAL OPINIONS

Schonfeld & Weinstein, L.L.P., 63 Wall Street, Suite 1801, New York, New York 10005, special counsel to Lorelei, has rendered an opinion that the shares are validly issued.


                            EXPERTS

The balance sheet of Lorelei as of September 30, 1999 and the related statements of operations, changes in stockholders' equity and cash flows for the initial period from April 23, 1999 (date of incorporation) through September 30, 1999 included in this Prospectus and incorporated by reference in the Registration Statement, have been audited by Ahearn, Jasco, + Company, P.A., independent auditors, as stated in their report appearing herein and incorporated by reference in the Registration Statement, and are included and incorporated by reference in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.


                      FURTHER INFORMATION

Lorelei has filed with the Securities and Exchange Commission, a Registration Statement on Form SB-2 with respect to this the securities offered by this prospectus. This prospectus omits certain information contained in the Registration Statement as permitted by the Rules and Regulations of the Commission. Reports and other information filed by Lorelei may be inspected and copied at the public reference facilities of the Commission in Washington, D.C. Copies of such material can be obtained from the Public Reference Section of the Commission, Washington, D.C. 20549 at prescribed rate, or at the Commission's web site at www.sec.gov. Statements contained in this prospectus as to the contents of any contract or other document referred to are not complete and where such contract or other document is an exhibit to the Registration Statement, each such statement is deemed qualified and amplified in all respects by the provisions of the exhibit.














                      LORELEI CORPORATION

                 (A development stage company)









                 INDEX TO FINANCIAL STATEMENTS



                                                                  Page

         REPORT OF INDEPENDENT AUDITORS                           F-2

         FINANCIAL STATEMENTS

          Balance Sheet                                           F-3

          Statement of Operations                                 F-4

          Statement of Changes in Stockholders' Equity            F-5

          Statement of Cash Flows                                 F-6

         NOTES TO FINANCIAL STATEMENTS                F-7 through F-9









                 REPORT OF INDEPENDENT AUDITORS



To the Stockholders of
Lorelei Corporation

We have audited the accompanying balance sheet of Lorelei Corporation (the "Company"), a development stage company, as of September 30, 1999, and the related statement of operations, changes in stockholders' equity, and cash flows for the period April 23, 1999 (date of incorporation) through September 30,
 1999.
These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements.
An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Lorelei Corporation as of September 30, 1999, and the results of its operations and its cash flows for the period April 23, 1999 (date of incorporation) through September 30, 1999 in conformity with generally accepted accounting principles.


                                       /s/ Ahearn, Jasco + Company, P.A.

                                        AHEARN, JASCO + COMPANY, P.A.
                                       Certified Public Accountants

Pompano Beach, Florida
December 1, 1999


                       LORELEI CORPORATION
                  (A development stage company)
                         BALANCE SHEET
                      SEPTEMBER 30, 1999

ASSETS

CURRENT ASSET-Cash and cash equivalents  $5,000

DEFERRED OFFERING COSTS                 $15,000

     TOTAL                              $20,000

LIABILITIES AND STOCKHOLDERS' EQUITY

ACCRUED EXPENSES                         $3,773

STOCKHOLDERS'EQUITY:
Common stock, $.001 par value;              200
 20,000,000 shares authorized;
 200,000 shares issued and outstanding
Additional Paid in Capital               19,800
Defecit accumulated during the
development stage                        (3,773)

     STOCKHOLDERS' EQUITY NET            16,227

     TOTAL                              $20,000


                See notes to financial statements.



















                       LORELEI CORPORATION
                 (A development stage company)
                    STATEMENT OF OPERATIONS
      FOR THE PERIOD FROM APRIL 23, 1999 (date of incorporation)
                   THROUGH SEPTEMBER 30, 1999



REVENUE                                     $    -

GENERAL AND ADMINISTRATIVE EXPENSES            3,773

     LOSS BEFORE INCOME TAX PROVISION         (3,773)

PROVISION FOR INCOME TAXES                       -

     NET LOSS                               $  3,773


PER SHARE AMOUNTS:
 Net loss per common share outstanding,
 basic and diluted                          $(0.0189)


TOTAL COMMON SHARES OUTSTANDING
 AS OF SEPTEMBER 30, 1999                    200,000

                  See notes to financial statements.




                          LORELEI CORPORATION
                      (A development stage company)
              STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY
          FOR THE PERIOD APRIL 23, 1999 (date of incorporation)
                     THROUGH SEPTEMBER 30, 1999


                                              Deficit
                                            Accumulated
                       Common   Additional   during the
                       Stock    Paid-in     Development
                                Capital        Stage         Total

STOCKHOLDERS' EQUITY,  $ -      $ -         $ -              $ -
 (April 23, 1999)

Sale of 200,000 shares
 of common stock         200     19,800       -               20,000

Net loss for the inital
 period ended
 September 30, 1999      -        -           (3,773)         (3,773)


STOCKHOLDERS' EQUITY,
 September 30, 1999    $ 200   $ 19,800     $ (3,773)       $ 16,227


                 See notes to financial statements.




                         LORELEI CORPORATION
                   (A development stage company)
                      STATEMENT OF CASH FLOWS
    FOR THE PERIOD FROM APRIL 23, 1999 (date of incorporation)
                    THROUGH SEPTEMBER 30, 1999

CASH FLOWS FROM OPERATING ACTIVITIES:
 Net Loss                                             $  (3,773)
 Item not affecting cash flow from operations:
  Accrued expenses                                        3,773


       NET CASH PROVIDED BY OPERATING ACTIVITIES            -



CASH FLOWS FROM INVESTING ACTIVITY:
 Deferred offering costs incurred                       (15,000)



CASH FLOWS FROM FINANCING ACTIVITY:
 Sales of common stock                                   20,000


       CASH BALANCE AS OF SEPTEMBER 30, 1999            $ 5,000



SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
 Cash paid for interest                                 $  -
 Cash paid for income taxes                             $  -


                     See notes to financial statements.




                       LORELEI CORPORATION
                  (A development stage company)
                  NOTES TO FINANCIAL STATEMENTS
        FOR THE PERIOD APRIL 23, 1999 (date of incorporation)
                    THROUGH SEPTEMBER 30, 1999


NOTE 1 - ORGANIZATION AND BASIS OF PRESENTATION

Lorelei Corporation, a development stage company, was organized in Delaware on April 23, 1999 as a "blank check" company that plans to look for a suitable business to merge with or acquire. Operations since incorporation have consisted primarily of obtaining the first capital contributions by the insiders and coordination activities regarding the SEC registration of the company.
The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Deferred Offering Costs
Deferred offering costs, which are being incurred in anticipation of the Company filing a Rule 419 registration statement, are being deferred until the registration is complete.

Income Taxes
The Company accounts for income taxes in accordance with the Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes." SFAS No. 109 requires the recognition of deferred tax liabilities and assets at currently enacted tax rates for the expected future tax consequences of events that have been included in the financial statements or tax returns. A valuation allowance is recognized to reduce the net deferred tax asset to an amount that is more likely than not to be realized. The tax provision presented on the accompanying statement of operations is zero since the deferred tax asset generated from the net operating loss is offset in its entirety by a valuation allowance. State minimum taxes are expensed as incurred.

Cash and Cash Equivalents
Cash and cash equivalents, if any, include all highly liquid debt instruments with an original maturity of three months or less at the date of purchase.

Fair Value of Financial Instruments
Cash, accounts payable and other current liabilities are recorded in the financial statements at cost, which approximates fair market value because of the short-term maturity of those instruments.


NOTE 3 - STOCKHOLDER'S EQUITY

The company was duly organized under the laws of the State of Delaware. The Company has authorized 20,000,000 shares of common stock at $.001 par value. As of September 30, 1999, the Company has raised $20,000 through the sale of 200,000 shares of its common stock pursuant to subscription agreements.



                      LORELEI CORPORATION
                 (A development stage company)
                 NOTES TO FINANCIAL STATEMENTS
           FOR THE PERIOD APRIL 23, 1999 (date of incorporation)
                   THROUGH SEPTEMBER 30, 1999

NOTE 4 - RULE 419 REQUIREMENTS

Rule 419 requires that offering proceeds after deduction for underwriting commissions, underwriting expenses and deal allowances issued be deposited into an escrow or trust account (the "Deposited Funds" and "Deposited Securities", respectively) governed by an agreement which contains certain terms and provisions specified by the Rule. Under Rule 419, the Deposited Funds and Deposited Securities will be released to the company and to the investors, respectively, only after the company has met the following three basic conditions. First, the company must execute an agreement(s) for an acquisition(s) meeting certain prescribed criteria. Second, the company must file a post-effective amendment to the registration statement that includes the terms of a reconfirmation offer that must contain conditions prescribed by the rules. The post-effective amendment must also contain information regarding the acquisition candidate(s) and its business(es), including audited financial statements. The agreement(s) must include, as a condition precedent to their consummation, a requirement that the number of investors representing 80% of the maximum proceeds must elect to reconfirm their investments. Third, the company must conduct the reconfirmation offer and satisfy all of the prescribed conditions, including the condition that investors representing 80% of the Deposited Funds must elect to remain investors. The post-effective amendment must also include the terms of the reconfirmation offer mandated by Rule 419. The reconfirmation offer must include certain prescribed conditions that must be satisfied before the Deposited Funds and Deposited Securities can be released from escrow. After the company submits a signed representation to the escrow agent that the requirements of Rule 419 have been met and after the acquisition(s) is consummated, the escrow agent can release the Deposited Funds and Deposited Securities. Investors who do not reconfirm their investments will receive the return of a pro-rata portion thereof; and in the event investors representing less than 80% of the Deposited Funds reconfirm their investments, the Deposited Funds will be returned to the investors on a pro-rata basis.


NOTE 5 - LOSS PER COMMON SHARE

Net loss per common share outstanding, as shown on the statement of operations, is based on the number of common shares outstanding at the balance sheet date. Weighted average shares outstanding was not computed since it would not be meaningful in the circumstances, as all shares issued during the period from incorporation through September 30, 1999 were for initial capital and were issued to a limited number of individuals.
Therefore, the total shares outstanding at the end of the period was deemed to be the most relevant number of shares to use for purposes of this disclosure. For future periods, the Company will utilize the treasury stock method for computing earnings per share, and will compute a weighted average number of shares outstanding once additional shares of stock are issued to new shareholders. Under the treasury stock method, the dilutive effect of outstanding stock options and other convertible securities for determining primary earnings per share is computed using the average market price during the fiscal period. Whereas the dilutive effect of outstanding stock options and convertible securities for determining fully diluted earnings per share is computed using the market price as of the end of the fiscal period, if greater than the average market price.


























































                      LORELEI CORPORATION
                 (A development stage company)
                 NOTES TO FINANCIAL STATEMENTS
FOR THE PERIOD APRIL 23, 1999 (date of incorporation) THROUGH SEPTEMBER 30,
                             1999


NOTE 6 - RELATED PARTY TRANSACTIONS

Transactions with Shareholders
During 1999, the company advanced $15,000 to the law firm of Schonfeld & Weinstein, LLP, who is also a shareholder of the company, for legal fees to complete its SEC registration. These fees were recorded as deferred offering costs (see Note 2).

Office Facilities
Office space and minimal administrative support is provided by a shareholder of the Company at no charge.


NOTE 7   SUBSEQUENT EVENT

On November 12, 1999, the President of the Company was granted an option to purchase 10,000 shares of the Company's common stock for $0.10 per share. The option expires on November 12, 2002, and is immediately exercisable by the officer.
































PART II

INFORMATION NOT REQUIRED IN PROSPECTUS


Item 24.  Indemnification of Directors and Officers

The Delaware General Corporation Law, as amended, provides for the indemnification of Lorelei's, directors and corporate employees and agents under certain circumstances as follows:

          INDEMNIFICATION OF OFFICERS, DIRECTORS, EMPLOYEES AND AGENTS; INSURANCE. - (a) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     (b) A corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by him in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstance of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such court shall deem proper.

     (c) To the extent that a director, officer, employee or agent of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorney's fees) actually and reasonably incurred by him in connection therewith.

     (d) Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the director, officer, employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in subsections
(a) and (b) of this section. Such determination shall be made (1) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to such action, suit or proceeding, or (2) if such a quorum is not obtainable, or, even if obtainable a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, or (3) by the stockholders.

     (e) Expenses incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the corporation as authorized in this section. Such expenses including attorneys' fees incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the board of directors deems appropriate.

     (f) The indemnification and advancement expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office.

     (g) A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under this section.

     (h) For purposes of this Section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation including absorbed in a consolidation of merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers and employees or agents so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as he would have with respect to such constituent corporation as he would have with respect to such constituent corporation if its separate existence had continued.

          (i) For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee, or agent with respect to an employee benefit plan, its participants, or beneficiaries; and a person who acted in good faith and in a manner he reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

     (j) The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors, and administrators of such person.

Article VII of Lorelei's By-laws provides for the indemnification of Lorelei's officers, directors, and corporate employees and agents under certain circumstances as follows:

Article VII provides that Lorelei will hold harmless and will indemnify all officers, directors, employees and agents of Lorelei against all expense, liability and loss reasonably incurred or suffered by such person in its connection as such with Lorelei. Lorelei shall indemnify any such person seeking indemnification in connection with a proceeding initiated by such person (except against Lorelei) only if such proceeding was authorized by Lorelei's Board of Directors.

If a claim under the above paragraph is not paid in full by Lorelei within 30 days after a written claim has been received by Lorelei, the claimant may at anytime thereafter bring suit against Lorelei to recover the unpaid amount of the claim. If the claimant is successful, it is entitled to be paid the expense of prosecuting such claim, as well.

Notwithstanding any limitations in other sections of the By-laws, Lorelei will, to the fullest extend permitted by Section 145 of the General Corporation Law of Delaware, indemnify any and all persons whom it has the power to indemnify against any and all of the expense, liabilities and loss, and this indemnification shall not be deemed exclusive of any other rights to which the indemnities may be entitled under any By-law, agreement, or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such persons.

Lorelei may, at its own expense, maintain insurance to protect itself and any director, officer, employee or agent of Lorelei against any such expense, liability or loss, whether or not Lorelei would have the power to indemnify such person against such expense, liability or loss under the Delaware General Corporation Law.

Item 25.  Expenses of Issuance and Distribution

The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

          Securities and Exchange Commission
           Registration Fee  $9.24
          Legal Fees  $15,000.00
          Accounting Fees  $3,500.00
          Printing and Engraving $1,500.00
          Blue Sky Qualification Fees
           and Expenses $985.00
          Miscellaneous$ 1,005.76
          Transfer Agent Fee$ 1,000.00
          TOTAL  $23,000.00

Item 26.  Recent Sales of Unregistered Securities

Lorelei issued 200,000 shares between  April 23, 1999 and May 30,
1999, to its initial stockholders for $20,000.

Name/Address                 Shares of            Price Paid
Beneficial                 Common Stock
Owner                    Beneficially Owned(2)


Jo-Ann Vidaver (1)(3)             -0-                $0
49 Poplar Avenue
Oradell, NJ 07469

Patricia Francill (1)           25,000             $2,500
1000 Urlin Avenue
Columbus, Ohio 43212

Jules Reich (1)                 50,000             $5,000
202 Augusta Court
Roslyn, NY 11576

Iris Lai                        50,000             $5,000
c/o Arimoto, Ogasawara &
Mo Co.
703, 276 Fifth Avenue
New York, NY 10001

Victor Weinstein                25,000             $2,500
280 Carol Close
Tarrytown, NY 10591

Schonfeld & Weinstein,
L.L.P.                          50,000             $5,000
63 Wall Street
Suite 1801
New York, NY 10005

___________________________
     (1) May be deemed "Promoters" of Lorelei, as that term is defined under the Securities Act of 1933.
     (2) These shares were sold under the exemption of Section 4(2) of the Securities Act of 1933.
     (3) On November 12, 1999, Lorelei granted Ms. Vidaver an option to purchase 10,000 shares at $.10 per share.

Neither Lorelei nor any person acting on its behalf offered or sold the securities by means of any form of general solicitation or general advertising.

Each purchaser represented in writing that he/she acquired the securities for his own account. A legend was placed on the certificates stating that the securities have not been registered under the Act and setting forth the restrictions on their transferability and sale. Each purchaser signed a written agreement that the securities will not be sold without registration under the Act or exemption therefrom.

Item 27.  EXHIBITS

 3.1    Certificate of Incorporation.

 3.2    By-Laws.

 4.1    Specimen Certificate of Common Stock.

 4.6    Form of Escrow Agreement.

 5.0    Opinion of Counsel.

24.0    Accountant's Consent to Use Opinion.

24.1    Counsel's Consent to Use Opinion.


Item 28.  UNDERTAKINGS

The registrant undertakes:

(1) To file, during any period in which offers or sales are being made, post-effective amendment to this registration statement:

     (i) To include any prospectus required by Section 10 (a) (3) of the Securities Act of 1933;

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement, including (but not limited to) any addition or deletion of managing underwriter;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.


(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To deposit into the Escrow Account at the closing, certificates in such denominations and registered in such names as required by Lorelei to permit prompt delivery to each purchaser upon release of such securities from the Escrow Account in accordance with Rule 419 of Regulation C under the Securities Act. Pursuant to Rule 419, these certificates shall be deposited into an escrow account, not to be released until a business combination is consummated.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.




























SIGNATURES

In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in the City of New York, State of New York, on January 3, 2000.


                        Lorelei Corporation


             BY:         Jo-Ann Vidaver

                         Jo-Ann Vidaver, President

In accordance with the requirements of the Securities Act of 1933, this registration statement was signed by the following persons in the capacities and on the dates stated.

Jo-Ann Vidaver
                                    Dated January 3, 2000
Jo-Ann Vidaver
President, Director

Patricia Francill
                                    Dated January 3, 2000
Patricia Francill
Vice President,
Secretary, Director

Jules Reich

Jules Reich                         Dated January 3, 2000
Director